Exhibit 10.1

EXECUTION VERSION

Amendment No. 6 to Receivables Purchase Agreement

AMENDMENT AGREEMENT (this “Amendment”) dated as of October 2, 2009 among Lexmark Receivables Corporation (the “Seller”), Gotham Funding Corporation (“Gotham”), The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch (“BTM”) (formerly known as The Bank of Tokyo-Mitsubishi Ltd., New York Branch), as Program Agent, an Investor Agent and a Bank, and Lexmark International, Inc. (“Lexmark”), as Collection Agent and Originator.

Preliminary Statements.

(1)  The Seller, Gotham, BTM and Lexmark are parties to an Amended and Restated Receivables Purchase Agreement dated as of October 8, 2004 (as amended, restated, modified or supplemented from time to time, the “Agreement”; capitalized terms not otherwise defined herein shall have the meanings attributed to them in the Agreement) pursuant to which, and subject to and upon the terms and conditions of which, the Seller has sold and may in the future sell Receivable Interests to the Investors and/or the Banks thereunder prior to the occurrence of the Facility Termination Date or the Commitment Termination Date, as applicable.

(2)  Each of Gotham and BTM desire that  the Facility Termination Date under the Agreement with respect to Gotham (in its capacity as an Investor), and the Commitment Termination Date under the Agreement with respect to BTM (in its capacity as a Bank), each be extended until October 1, 2010, and to make certain other amendments to the Agreement and certain documents related thereto.

NOW, THEREFORE, the parties agree as follows:

SECTION 1.  Amendments.  Upon the effectiveness of this Amendment, the Agreement is hereby amended as follows:

1.1  The definition of “Applicable Margin” in Section 1.01 is amended by deleting the reference to “1.50%” in clause (2) thereof and inserting in lieu thereof “2.50%”.

1.2  The definition of “Commitment Termination Date” in Section 1.01 is amended by replacing the date appearing in clause (a) thereof with the date “October 1, 2010”.

1.3  The definition of “Facility Termination Date” in Section 1.01 is amended by replacing the date in clause (a) thereof with the date “October 1, 2010”.

1.4   Section 4.01(e) is deleted in its entirety and replaced as follows:

(e)  The balance sheets of the Originator and its Subsidiaries as at December 31, 2008, and the related statements of income and retained earnings of the Originator and its Subsidiaries for the fiscal year then ended, copies of which have been furnished to the Program Agent and each Investor Agent, and the balance sheets of the Originator and its Subsidiaries as at March 31, 2009, copies of which have been furnished to the Program Agent, in each case, fairly present the financial condition of the Originator and its Subsidiaries as at such date and the results of the operations of the Originator and its Subsidiaries for the period ended on such date, all in accordance with GAAP consistently applied, and since March 31, 2009 there has been no material adverse change in the business, operations, property or financial or other condition of the Originator. The balance sheet of the Seller as at December 31, 2008 and as at March 31, 2009, a copy of each of which has been furnished to the Program Agent and each Investor Agent, fairly presents the financial condition of the Seller as at such date, in accordance with GAAP, and since March 31, 2009 there has been no material adverse change in the business, operations, property or financial or other condition of the Seller.

1.5  Section 4.02(e) is deleted in its entirety and replaced as follows:

(e)  The balance sheets of the Collection Agent and its Subsidiaries as at December 31, 2008, and the related statements of income and retained earnings of the Collection Agent and its Subsidiaries for the fiscal year then ended, copies of which have been furnished to the Program Agent and each Investor Agent, and the balance sheets of the Collection Agent and its Subsidiaries as at March 31, 2009, copies of which have been furnished to the Program Agent, in each case, fairly present the financial condition of the Collection Agent and its Subsidiaries as at such date and the results of the operations of the Collection Agent and its Subsidiaries for the period ended on such date, all in accordance with GAAP consistently applied, and since March 31, 2009 there has been no material adverse change in the business, operations, property or financial or other condition of the Collection Agent. The balance sheet of the Seller as at December 31, 2008 and as at March 31, 2009, a copy of each of which has been furnished to the Program Agent and each Investor Agent, fairly presents the financial condition of the Seller as at such date, in accordance with GAAP, and since March 31, 2009 there has been no material adverse change in the business, operations, property or financial or other condition of the Seller.

SECTION 2.  Effectiveness.  This Amendment shall become effective  at such time that (i) executed counterparts of this Amendment have been delivered by each party hereto to each other party hereto, (ii) the Program Agent shall have received duly executed copies of an amendment to the Fee Agreement in form and substance satisfactory to the Program Agent and dated as of the date hereof (the “Fee Agreement Amendment”), and (iii) the Program Agent shall have received payment of the Upfront Fee (as defined in the Fee Agreement Amendment).

SECTION 3.  Representations and Warranties.  The Seller makes each of the representations and warranties contained in Section  4.01 of the Agreement (after giving effect to this Amendment).

SECTION 4.  Confirmation of Agreement.  Each reference in the Agreement to “this Agreement” or “the Agreement” shall mean the Agreement as amended by this Amendment, and as hereafter amended or restated.  Except as herein expressly amended, the Agreement is ratified and confirmed in all respects and shall remain in full force and effect in accordance with its terms.

SECTION 5.   GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF).

SECTION 6.  Execution in Counterparts.  This Amendment  may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile or by electronic mail in portable document format (.pdf)  shall be effective as delivery of a manually executed counterpart of this Amendment.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

LEXMARK RECEIVABLES CORPORATION

By:    /s/ Bruce J. Frost
Title: Treasurer

LEXMARK INTERNATIONAL, INC.

By:    /s/ Bruce J. Frost
Title: Treasurer

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH,
as Program Agent

By:	/s/ Aditya Reddy
Title: Vice President & Manager

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH,
as an Investor Agent and a Bank

By:	/s/ Kenneth K. Egusa
Title: Authorized Signatory

GOTHAM FUNDING CORPORATION

By:	/s/ Frank B. Bilotta
Title: President